Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35707, 333-45155, 333-45227, 333-49405, 333-78447, 333-51586, 333-59246, 333-65578, 333-65456, 333-65858, 333-83334, 333-84626, 333-86674, 333-87464, 333-35709, and 333-86469 on Form S-3 and Registration Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-80834, 333-09633, 333-09637, 333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638, 333-64738, 333-71250, 333-58670, 333-89686, 333-98933, 333-102059, 333-22003, 333-114744, 333-120557, 333-124925, 333-144143 and 333-161418 on Form S-8 of Avis Budget Group, Inc. of our report dated 21 October 2011 relating to the financial statements of Avis Budget EMEA Limited (formerly Avis Europe plc), which appears in this Current Report on Form 8-K/A of Avis Budget Group, Inc. dated 3 October 2011.

PricewaterhouseCoopers LLP

London, United Kingdom

21 October 2011